Exhibit 10.14b
Amendment No. 2 to the
Selective Insurance Group, Inc.
Cash Incentive Plan
1.	The fifth sentence of Section 5 is deleted in its entirety and replaced with the following:
“Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, as soon as practicable in the calendar year following the end of the calendar year during which the Performance Period concludes.”
2.	Except as set forth in this Amendment No. 2, the Cash Incentive Plan shall remain in full force and effect.